Exhibit 99

Movano Health Reports Q3 2024 Financial Results and

Provides Business Update

Highlights successful Evie Ring back-in-stock execution

Updates status of EvieMED 510(k) application review

Focuses on launch of EvieMED and securing B2B opportunities

Conference Call at 2:00 PM PT/ 5:00 PM ET Today

PLEASANTON, Calif. – November 14, 2024 – Movano Health (Nasdaq: MOVE), a pioneer in health technology, reported third quarter 2024 results and provided a business update.

The Company continues to remain focused on three key business initiatives.

●	Successful execution of the Evie Ring direct-to-consumer business (D2C) following the September 17th back-in-stock launch, bolstered by an enhanced product experience and improved operations across manufacturing, logistics and customer service.

●	Securing FDA 510(k) clearance for the EvieMED Ring and pursuing initial business-to-business (B2B) commercial agreements across the healthcare sector.

●	Advancing cuffless blood pressure and noninvasive glucose monitoring clinical studies with Movano Health’s proprietary and patented System-on-a-Chip (SoC).

“We are pleased with our Evie Ring D2C performance and continue to be laser focused on improving the consumer experience, including the upcoming launch of our Android app, as we head into the holiday period in order to maximize our sales potential,” said John Mastrototaro, President and CEO of Movano Health. “Additionally, we look forward to the successful completion of the 510(k) application review process of the EvieMED Ring and continue to focus on the game changing opportunities that we believe EvieMED could unlock for our healthcare partners.”

Recent Operating Highlights and Milestones

●	On September 17, 2024, Movano Health successfully launched a back-in-stock campaign for the Evie Ring D2C business. On October 30, 2024, the Company also shared the official announcement of its first brand partnership with content creator Heidi D’Amelio.

●	The Company continues to work collaboratively with the FDA and remains in the final stage of its FDA 510(k) application review process for the EvieMED Ring. The EvieMED Ring is designed to not only provide medical device functionality with its pulse oximetry feature, but also offer numerous wellness metrics related to sleep, activity and logging of mood, energy and health symptoms. This summer, Movano Health secured a positive resolution after responding to initial FDA questions related to EvieMED’s wellness features and metrics. During the week of October 28, 2024, the Company submitted a complete response package to additional clarifying questions related to the medical aspects of EvieMED.

●	Movano Health continues to make important progress on the B2B front in anticipation of an expected 510(k) clearance, re-engaging with a number of potential partners across the full spectrum of healthcare use cases. For example, the Company has entered into the agreement phase with a large healthcare company for a pilot program in Q1 2025 using the EvieMed Ring as part of an overall metabolic solution to address chronic disease.

●	Movano Health tested its newly developed blood pressure wrist wearable as part of a November 5th and 6th hypoxia clinical trial that took place at the University of California, San Francisco. The updated device features an additional 12 mmWave antennas, which together with the Company’s custom RF chip, delivers enhanced data collection with less impact of placement while also featuring a slimmer design, making it easier and more comfortable to wear. In addition, the new wearable monitors a host of other vital signs including pulse rate, blood oxygen saturation (Sp02), respiration rate and ECG waveforms.

Third Quarter 2024 and Recent Financial Highlights

●	In Q3 2024, Movano Health shipped 339 Evie Rings.

●	The Company reported an operating loss of $7.4 million in Q3 2024, compared to an operating loss of $9.1 million in Q3 2023.

●	Total cash and cash equivalents at September 30, 2024 were $11.3 million.

●	On October 29, 2024, the Company implemented a 1-for-15 reverse stock split of the issued shares of its common stock. The reverse stock split was intended to increase the bid price of the common stock to enable the Company to regain compliance for continued listing on The Nasdaq Capital Market. On November 12, 2024, the Company was informed by Nasdaq that it had regained compliance with the minimum bid price requirement.

Conference Call

Management will host a conference call and live audio webcast to discuss these results and provide a business update today at 2:00 pm PT/5:00 pm ET.

Attendees can access the live webcast here or on the investors section of Movano Health’s website at https://ir.movano.com. The conference call can be accessed by dialing 1-877-407-0989 (domestic), or 1 201-389-0921 (international). Attendees can also use the Call Me Link in which they will be dialed in to the conference call instantly on the number provided with no hold time. An archived webcast will be available on Movano Health’s website approximately one hour after the completion of the event and for two years thereafter.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health, maker of the Evie Ring (www.eviering.com), is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health’s devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual’s health data and uniquely translating it into personalized and intelligent insights.

Movano Health is developing its proprietary technologies and wearable medical device solutions to enable the future use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the commercial launches of the Evie Ring and EvieMED; our expectations regarding potential commercial opportunities; planned cost-cutting initiatives; anticipated FDA clearance decisions with respect to our products; expected future operating results; product development and features, product releases, clinical trials and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations

Jill Schmidt PR

t: 847-904-2806

e: jill@jillschmidtpr.com

Movano Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$11,272	$6,118
Payroll tax credit, current portion	233	450
Vendor deposits	9	399
Inventory	2,033	1,114
Prepaid expenses and other current assets	467	442
Total current assets	14,014	8,523
Property and equipment, net	237	342
Payroll tax credit, noncurrent portion	55	169
Other assets	761	387
Total assets	$15,067	$9,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,896	$3,118
Deferred revenue	20	1,252
Other current liabilities	2,317	1,529
Total current liabilities	4,233	5,899
Noncurrent liabilities:
Early exercised stock option liability	—	23
Other noncurrent liabilities	583	50
Total noncurrent liabilities	583	73
Total liabilities	4,816	5,972

Stockholders’ equity:
Common stock	10	6
Additional paid-in capital	153,732	127,823
Accumulated deficit	(143,491)	(124,380)
Total stockholders’ equity	10,251	3,449
Total liabilities and stockholders’ equity	$15,067	$9,421

Movano Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$50	$—	$902	$—

COSTS AND EXPENSES:
Cost of revenue	845	—	2,440	—
Research and development	3,404	5,636	9,198	13,701
Sales, general and administrative	3,180	3,443	8,794	9,965
Total costs and expenses	7,429	9,079	20,432	23,666

Loss from operations	(7,379)	(9,079)	(19,530)	(23,666)

Other income (expense), net:
Interest and other income, net	178	117	419	341
Other income (expense), net	178	117	419	341

Net loss and total comprehensive loss	$(7,201)	$(8,962)	$(19,111)	$(23,325)

Net loss per share, basic and diluted	$(1.06)	$(2.65)	$(3.33)	$(7.99)

Weighted average shares used in computing net loss per share, basic and diluted	6,816,339	3,380,763	5,733,007	2,921,201

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